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                         RESIGNATION OF ARNOLD K. LEAS

         To the Board of Trustees of Stonehaven Realty Trust:

         The undersigned hereby irrevocably resigns as a trustee of Stonehaven Realty Trust effective June 30, 2000.

                                             /s/ Arnold K. Leas
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                                             Arnold K. Leas